CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Avaya Holdings Corp. of our report dated November 22, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Avaya Holdings Corp.'s Annual Report on Form 10-K for the year ended September 30, 2021.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 7, 2022

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